EXHIBIT 8

POWER OF ATTORNEY

Each person whose signature appears below, each being an authorized representative of the entity beside his or her name, hereby makes, constitutes and appoints Peter Clarke, Derek Bulas and Eric Salsberg as the true and lawful attorneys-in-fact for the entity beside his or her name, for the purpose of, from time to time, executing in the respective entity’s name or on the respective entity’s behalf, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by Fairfax Financial Holdings Limited or Hamblin Watsa Investment Counsel Ltd. to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including, without limitation, Forms 3, 4, 5, 13D, 13F, 13G and 13H and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to the attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as each entity below might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by one of the attorneys-in-fact shall be conclusively evidenced by such attorney-in-fact’s execution, delivery, furnishing or filing of the applicable document.

Signature	Entity	Date

/s/ Craig Pinnock	Federated Insurance Company of Canada	March 4, 2020
Craig Pinnock

/s/ Craig Pinnock	Northbridge Financial Corporation	March 4, 2020
Craig Pinnock

/s/ Craig Pinnock	Northbridge General Insurance Corporation	March 4, 2020
Craig Pinnock

/s/ Craig Pinnock	Verassure Insurance Company	March 4, 2020
Craig Pinnock

/s/ Michael Bullen	Fairfax (US) Inc.	March 5, 2020
Michael Bullen

/s/ Jan Christiansen	Odyssey Group Holdings, Inc.	March 3, 2020
Jan Christiansen

/s/ Jan Christiansen	Odyssey US Holdings Inc.	March 3, 2020
Jan Christiansen

Signature	Entity	Date

/s/ Kirk M. Reische	Hudson Insurance Company	March 3, 2020
Kirk M. Reische

/s/ Kirk M. Reische	Hudson Specialty Insurance Company	March 3, 2020
Kirk M. Reische

/s/ Kirk M. Reische	Odyssey Reinsurance Company	March 3, 2020
Kirk M. Reische

/s/ Nicholas C. Bentley	TIG Insurance Company	March 4, 2020
Nicholas C. Bentley

/s/ James V. Kraus	Crum & Forster Holdings Corp.	March 3, 2020
James V. Kraus

/s/ James V. Kraus	The North River Insurance Company	March 3, 2020
James V. Kraus

/s/ James V. Kraus	United States Fire Insurance Company	March 3, 2020
James V. Kraus

s/ Robert B. Kastner	Newline Corporate Name Limited	March 4, 2020
Robert B. Kastner

/s/ Robert B. Kastner	Newline Holdings U.K. Limited	March 4, 2020
Robert B. Kastner

/s/ Ronald Schokking	CRC Reinsurance Limited	March 3, 2020
Ronald Schokking

/s/ Ronald Schokking	Fairfax (Barbados) International Corp.	March 3, 2020
Ronald Schokking

/s/ Ronald Schokking	TIG Insurance (Barbados) Limited	March 3, 2020
Ronald Schokking

/s/ Ronald Schokking	Wentworth Insurance Company Ltd	March 3, 2020
Ronald Schokking

Signature	Entity	Date

/s/ Antonio Gaitan	Zenith Insurance Company	March 3, 2020
Antonio Gaitan

/s/ Antonio Gaitan	Zenith National Insurance Corp.	March 3, 2020
Antonio Gaitan

/s/ Karen Colonna	Allied World Surplus Lines Insurance Company	March 5, 2020
Karen Colonna

/s/ Karen Colonna	Allied World Assurance Company (U.S.) Inc.	March 5, 2020
Karen Colonna

/s/ Marie-Laure Oueneuder	Allied World Assurance Company, AG	March 5, 2020
Marie-Laure Oueneuder

/s/ Lee Dwyer	Allied World Assurance Company (Europe) dac	March 5, 2020
Lee Dwyer

/s/ Karen Colonna	Allied World Specialty Insurance Company	March 5, 2020
Karen Colonna

/s/ Theodore Neos	Allied World Assurance Company Holdings, Ltd.	March 5, 2020
Theodore Neos

/s/ Michelle Furgan	Allied World Assurance Company Holdings I, Ltd.	March 5, 2020
Michelle Furgan

/s/ Michelle Furgan	Allied World Assurance Company, Ltd	March 5, 2020
Michelle Furgan

/s/ Michelle Furgan	Allied World Assurance Holdings (Ireland) Ltd.	March 5, 2020
Michelle Furgan

/s/ Wesley Dupont	Allied World Assurance Holdings (U.S.) Inc.	March 5, 2020
Wesley Dupont

/s/ Karen Colonna	Allied World Insurance Company	March 5, 2020
Karen Colonna

Signature	Entity	Date

/s/ Karen Colonna	AW Underwriters Inc.	March 5, 2020
Karen Colonna

/s/ John Varnell	1102952 B.C. Unlimited Liability Company	March 6, 2020
John Varnell

/s/ Kirk M. Reische	Greystone Insurance Company	March 3, 2020
Kirk M. Reische

/s/ Luke Tanzar	Advent Capital (Holdings) LTD	March 6, 2020
Luke Tanzar

/s/ Luke Tanzar	Advent Capital (No. 3) Limited	March 6, 2020
Luke Tanzar